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                                                                   Exhibit 10.25

                            M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                          BROKER & DEALER IN SECURITIES
                                  UNDERWRITERS

                              NEWPORT OFFICE TOWER
        525 WASHINGTON BLVD. * P.O. BOX 260 * JERSEY CITY, NJ 07303-0260
       201-459-9500 * 800-8888118 * FAX 201-459-9521 * www.mhmeyerson.com


Dr. Augustine Y. Cheung, PhD
Chairman & Chief Scientific Officer
Celsion Corporation
10220-I Old Columbia Road
Columbia, MD 21046-1785

Dear Dr. Cheung:

     THIS AGREEMENT (the "AGREEMENT") is made as of January 17, 2001 between Celsion Corporation ("CELSION") and M.H. Meyerson & Co., Inc. ("MEYERSON").

     In consideration of the mutual covenants contained herein and intending to be legally bound thereby, CELSION and MEYERSON hereby agree as follows.

     1. MEYERSON will perform investment banking services, on a non-exclusive basis, for CELSION on the terms set forth below for a period of five years from the date hereof or such shorter period as this AGREEMENT shall remain in effect (the "TERM"). Such services will be performed on a best efforts basis and will include, without limitation, assistance to CELSION in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of CELSION all with the objective of accomplishing CELSION's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist CELSION in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to CELSION; and to assist in negotiations on behalf of CELSION. `11MEYERSON will have the option to perform all financings to be done by CELSION for as long as this AGREEMENT is in effect; provided, however, that in the event that, within a period of five (5) business days following the initial proposal of any such financing, during which time the parties shall negotiate in good faith to arrive at mutually acceptable terms under which MEYERSON will perform such financing, MEYERSON and CELSION are unable to agree to such mutually acceptable terms, MEYERSON's right of first refusal for the proposed financing shall expire and be of no further force and effect and CELSION thereafter shall be permitted to engage others to perform such financing. In each instance, MEYERSON will render such services as to which CELSION and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and CELSION.

     2. In connection with the performance of this AGREEMENT, MEYERSON and CELSION shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

     3. In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted five-year MEYERSON Warrants to purchase, at a price of $1.75 per share, a total of 300,000 shares of common stock of CELSION, with registration rights as set forth in paragraph 4 below The MEYERSON Warrants shall also entitle MEYERSON to receive one additional Warrant to purchase one additional share of common stock at $5.00 per share for every two original MEYERSON Warrants exercised at $1.75. In any event, the MEYERSON Warrants


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          shall vest and become irrevocable immediately upon the signing of this
          AGREEMENT and expire five years thereafter. MEYERSON shall have, at MEYERSON's discretion, both a cashless exercise option to exercise the Warrants and rights of registration as described in paragraph 4 below. If the cashless exercise option is exercised, it would be accomplished by surrendering the vested Warrants and replacing them with shares of CELSION common stock as provided herein. The amount of shares of common stock of CELSION to be issued and the number of shares underlying Warrants to be surrendered in payment therefore will be based on the fair market value per share valued at the average of the daily closing price for the twenty (20) consecutive trading days immediately preceding the date of exercise. The presentation of a copy of this AGREEMENT by MEYERSON, together with a request that part or all of the Warrant be exercised and a direction that the appropriate number of shares be withheld to pay the exercise price, shall be deemed to be the surrender of such number of shares for purposes of exercising the cashless exercise option including the Warrants.

     4. (a) Within one hundred eighty (180) calendar days following the execution of this Agreement, and without any specific request or demand from MEYERSON, CELSION shall use its best efforts to file a Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the" ACT") covering the resale, by MEYERSON, of the shares of Celsion common stock underlying all of the MEYERSON Warrants; provided, however, that the failure, by CELSION, to file such a Registration Statement within such 180-day period shall not be deemed to be a breach of this AGREEMENT so long as CELSION continues to use its best efforts to file the Registration Statement as promptly as practicable thereafter. CELSION shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable following the filing thereof and to maintain the effectiveness of such Registration Statement until the first to occur of (1) the date when all of the shares underling the Warrants have been sold pursuant to an effective registration statement or to Rule 144 under the ACT or are subject to sale pursuant to such Rule 14 or
               (2) the fifth anniversary of the date of this AGREEMENT. Additionally, if CELSION during the period from January 17, 2002 to January 17, 2006 files a Registration Statement covering the sale of any of CELSION's common stock, then CELSION on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON EQUITY, shall include in any such Registration Statement, at CELSION's expense, the MEYERSON SHARES, provided that, if the sale of securities by CELSION is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after thc effective date of the underwritten Registration Statement.

          b. In addition to the exercise format described in paragraph (a) above, if the underlying shares of CELSION common stock are not then covered by an effective S-3 or other registration statement, an additional registration route shall also be available to MEYERSON, at their sole discretion, which shall be as follows: during the period from January 17, 2002 to January 17, 2006 the holders of at least 51% of (i) the MEYERSON Warrants (without regard to any Warrants exercisable at $5.00 which may be issuable, but have not then been issued, upon the exercise of Warrants exercisable at $1.75) not then exercised; and (ii) the shares previously issued upon exercise of any of the MEYERSON Warrants (including any Warrants exercised at $5.00) (hereinafter, collectively, the "MEYERSON EQUITY",) excluding any shares theretofore sold pursuant to an effective registration statement or to Rule 144 under the ACT or which are subject to sale pursuant to such Rule 144, may demand, on one occasion only, that CELSION at CELSION's expense (except that MEYERSON shall bear the cost of its counsel and of any brokers' commission or discounts and similar items in connection with such public offering), promptly file a Registration Statement under the ACT to permit a public resale offering of the shares issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES") and which are not subject to sale pursuant to Rule !44 under the ACT.

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     5.   In the event of a "change in control of CELSION," as defined below, in which CELSION fails to honor the exercise by MEYERSON of any vested Warrants as set forth herein, by failing to deliver the certificates(s) for the underlying shares of common stock to MEYERSON within 15 business days after such exercise, then MEYERSON may take legal action, without further notice to CELSION to obtain such underlying shares, and CELSION agrees to pay all damages, costs and expenses incurred by MEYERSON, including reasonable attorneys' fees.
          In addition to any other damages sustained by MEYERSON as a result of CELSION's failure to honor such exercise, including any diminution in the value of the underlying shares over time. CELSION agrees that it will pay MEYERSON interest, at the weighted average prime rate published by the Chase Bank for the six month period ending on the exercise date, on the market value of the underlying shares as of the 15th business day after the exercise, for the period beginning on the 15th business day after the exercise and ending on the day the certificates for the underlying shares are received by MEYERSON.

     For purposes of this AGREEMENT, a "change in control of CELSION" shall be deemed to have occurred if:

          (A) any "person" (as such term is used in Sections (13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities under an employee benefit plan of CELSION or a corporation owned, directly or indirectly, by the stockholders of CELSION in substantially the same proportions as their ownership of stock of CELSION, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the EXCHANGE ACT), directly or indirectly, of securities of CELSION representing more than 50% of the combined voting power of CELSION's then outstanding securities;

          (B) during any period of two (2) consecutive years (not including any period prior to the execution of this AGREEMENT), individuals who, at the beginning of such period, constitute the Board of Directors and any new director whose election by the Board or nomination for election by CELSION's stockholders or whose selection to fill a vacancy on the Board of Directors, no matter how created, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (C) a merger or consolidation of CELSION, approved by the stockholders of CELSION, with any other corporation, other than a merger or consolidation which would result in the voting securities of CELSION outstanding immediately prior thereto continuing to represent ( either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of CELSION or such surviving entity outstanding immediately after such merger or consolidation; or

          (D) a complete liquidation of CELSION or a sale or disposition by CELSION of all or substantially all of CELSION's assets, in either case subject to a plan or agreement approved by the stockholders of CELSION.

     6. If CELSION should, at any time, or from time to time while the warrants remain exercisable, effect a stock split or a reverse stock split, the terms of the MEYERSON Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the MEYERSON interest.

     7. The obligation of CELSION to register the resale of the MEYERSON shares, including the shares issuable upon exercise of the MEYERSON Warrants, pursuant to the demand or the piggy back registration rights set forth in paragraph 4 above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

     8. CELSION agrees that, for a period of three (3) years from the date of this AGREEMENT, CELSION will not utilize the registration exemption set forth in Regulation S under the ACT, nor issue any

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          security with a downward ratchet dilution program without the consent of MEYERSON, which consent will not be unreasonably withheld.

     9. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to CELSION's transfer agent, together with a request that all or part of the MEYERSON Warrant be exercised and a certified check in the proper amount or a direction, pursuant to the cashless exercise option, that shares be withheld to pay for the exercise, subject to confirmation of the calculation of the number of shares to be withheld, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

     10. Upon the execution of this AGREEMENT, CELSION shall include in its next annual report the highlights and terms of this investment banking AGREEMENT.

     11. Upon the signing of this AGREEMENT, CELSION shall pay MEYERSON $25,000 as a nonaccountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and CELSION arising out of any transactions that are proposed or executed by MEYERSON and consummated by CELSION or are executed by MEYERSON at CELSION's request, during the term of this AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition, MEYERSON shall be reimbursed by CELSION for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of CELSION that is approved, in writing, in advance by CELSION's Chief Executive Officer.

     12. CELSION agrees to indemnify and hold MEYERSON and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON in connection with its rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct and except that CELSION shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

     13. MEYERSON agrees to indemnify and hold CELSION and its directors, officers and employees harmless from and against any and all losses claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc, the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct.

     14. CELSION will submit to MEYERSON a current business plan setting forth how CELSION plans to proceed as soon as possible following the execution of this AGREEMENT.

     15. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of CELSION; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.

     16. This AGREEMENT may not be assigned by either party hereto. Notwithstanding the foregoing, MEYERSON may assign any or all of its Warrants to its employees provided that, prior to any such assignment, and as a condition precedent thereto, MEYERSON shall provide to CELSION an opinion of counsel reasonably acceptable to CELSION, which opinion shall be in form and substance reasonable acceptable to CELSION, to the effect that such assignment conforms to the registration requirements of the Securities Act and any applicable state securities or "blue sky" laws or is being made pursuant to valid exemption therefrom.

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     17.  This AGREEMENT shall be interpreted in accordance with the laws of the
          State of New Jersey applicable to agreements negotiated, entered into and performed wholly within the State of New Jersey and shall be binding upon the successors of the parties.

     18. This AGREEMENT may be terminated by either party at any time by providing written notice thereof to the other party; provided, however, that legally vested MEYERSON Warrants shall remain with MEYERSON.

     19. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

     20. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     21. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgment upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgment may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

     22. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding CELSION should only be directed to Martin H. Meyerson, Chairman, Eugene M. Whitehorse, Senior Vice President, Chief Operating Officer, or Joseph Meson, Vice President, Compliance. If information is being faxed, our confidential compliance fax number is
          (201) 459-9534 for communication use.

     23. Contemporaneously with the execution hereof, MEYERSON shall enter into a confidentiality agreement with CELSION on such terms as CELSION shall reasonably require. In addition, by entering into this AGREEMENT, MEYERSON agrees to be bound by the terms of CELSION's "Policy Statement on Non-public Information and Trading in Company Securities by Officers, Directors and Employees" as if explicitly covered by the terms thereof.

     24. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the party being notified or, if sent outside of normal business hours, on the next business day;
          (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
          (1) calendar day (excluding Sundays or other days on which no delivery is available) after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) calendar days advance written notice to the other party hereto.

                  IF TO CELSION:

                  Celsion Corporation
                  10220-I Old Columbia Road


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                  Columbia, MD 21046
                  Attention: Chief Financial Officer
                  Facsimile: (410) 290-5394

                  with a copy to:

                  Anita J. Finkelstein, Esquire
                  Venable, Baetjer, Howard & Civiletti, LLP
                  1201 New York Avenue, NW
                  Washington, DC 20005
                  Facsimile: (202) 962-8300

                  IF TO MEYERSON:

                  M.H. Meyerson & Co., Inc.
                  Newport Office Tower
                  525 Washington Boulevard
                  Post Office Box 260
                  Jersey City, NJ 07803
                  Facsimile: (201) 459-9521

     25. IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.

     M.H. Meyerson & Co., Inc.                                  Celsion Corporation


By:  /s/ Eugene M. Whitehouse                              By:  /s/ Augustine Y. Cheung
     ----------------------------------------------             -----------------------------------
     Eugene M. Whitehouse                                       Augustine Y. Cheung, PhD
     Senior Vice President, Chief Operating Officer             Chairman & Chief Scientific Officer


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